Exhibit 99.1

LIMITED BRANDS REPORTS SECOND QUARTER 2012 EARNINGS

- PROVIDES THIRD QUARTER AND RAISES FULL
YEAR 2012 EARNINGS GUIDANCE -

Columbus, Ohio, Aug. 15, 2012 - Limited Brands, Inc. (NYSE: LTD) today reported 2012 second quarter results.

Second Quarter Results
Adjusted earnings per share for the second quarter ended July 28, 2012, were $0.50 compared to adjusted earnings per share of $0.48 for the quarter ended July 30, 2011. Second quarter adjusted operating income was $308.9 million compared to $307.0 million last year, and adjusted net income was $147.2 million compared to $150.7 million last year. Adjusted results exclude certain significant items as detailed below:

•	In 2012: A pre-tax charge of $3.6 million, or $0.01 per share, related to La Senza store closures.

•
In 2011 (totaling to a benefit of $0.25 per share): A non-taxable gain of $147.1 million, or $0.47 per share, and a pre-tax expense of $113.4 million, or $0.22 per share, related to the charitable contribution of all of the company's remaining shares of Express (NYSE: EXPR) to the Limited Brands Foundation.

Including the significant items above, reported second quarter earnings per share were $0.49 compared to $0.73 last year; operating income was $305.3 million compared to $193.5 million last year; and net income was $143.6 million compared to $231.2 million last year.

Comparable store sales for the second quarter increased 8 percent, and net sales were $2.399 billion compared to $2.458 billion last year. Second quarter 2011 sales included $216.6 million attributable to the third party apparel sourcing business, which was sold in November 2011.

At the conclusion of this press release is a reconciliation of reported to adjusted results.

2012 Outlook
The company stated that it expects 2012 third quarter adjusted earnings per share to be $0.15 to $0.20 compared to adjusted earnings per share of $0.25 per share last year.

For 2012, the company expects earnings per share of $2.73 to $2.88 versus its previous guidance of $2.63 to $2.83.

Earnings Call Information
Limited Brands will conduct its second quarter earnings call at 9 a.m. Eastern on Thursday, Aug. 16. To listen, call 1-866-583-6618 (international dial-in number: 1-937-200-3978). For an audio replay, call 1-866-NEWS-LTD (international replay number: 1-706-902-3452) or log onto www.Limitedbrands.com. Additional second quarter financial information is also available at www.Limitedbrands.com.

ABOUT LIMITED BRANDS:
Limited Brands, through Victoria's Secret, Pink, Bath & Body Works, La Senza and Henri Bendel, is an international company. The company operates 2,619 specialty stores in the United States and its brands are sold in more than 700 company-operated and franchised additional locations world-wide. The company's products are also available online at www.VictoriasSecret.com, www.BathandBodyWorks.com, www.HenriBendel.com and www.LaSenza.com.
Limited Brands b-roll footage of stores is available through our online newsroom.
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
Limited Brands, Inc. cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or the second quarter earnings call involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential” and any similar expressions may identify forward-looking statements. Risks associated with the following factors, among others, in some cases have affected and in the future could affect our financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this press release or the second quarter earnings call:

•
general economic conditions, consumer confidence, consumer spending patterns and market disruptions including severe weather conditions, natural disasters, health hazards, terrorist activities, financial crises, political crises or other major events, or the prospect of these events;

•	the seasonality of our business;

•	the dependence on a high volume of mall traffic and the possible lack of availability of suitable store locations on appropriate terms;

•	our ability to grow through new store openings and existing store remodels and expansions;

•	our ability to successfully expand into international markets and related risks;

•	our independent licensees and franchisees;

•	our direct channel business;

•	our failure to protect our reputation and our brand images;

•	our failure to protect our trade names, trademarks and patents;

•	the highly competitive nature of the retail industry generally and the segments in which we operate particularly;

•	consumer acceptance of our products and our ability to keep up with fashion trends, develop new merchandise and launch new product lines successfully;

•	our reliance on foreign sources of production, including risks related to:
•political instability;
•duties, taxes and other charges on imports;
•legal and regulatory matters;
•volatility in currency exchange rates;
•local business practices and political issues;
•potential delays or disruptions in shipping and related pricing impacts;
•the disruption of imports by labor disputes; and
•changing expectations regarding product safety due to new legislation;

•	stock price volatility;

•	our failure to maintain our credit rating;

•	our ability to service our debt;

•	our ability to retain key personnel;

•	our ability to attract, develop and retain qualified employees and manage labor costs;

•	the inability of our manufacturers to deliver products in a timely manner and meet quality standards;

•	fluctuations in product input costs;

•	fluctuations in energy costs;

•	increases in the costs of mailing, paper and printing;

•	claims arising from our self-insurance;

•	our ability to implement and maintain information technology systems;

•	our failure to comply with regulatory requirements;

•	tax matters; and

•	legal and compliance matters.

We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release or the second quarter earnings call to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Additional information regarding these and other factors can be found in “Item 1A. Risk Factors” in our 2011 Annual Report on Form 10-K.

For further information, please contact:

Limited Brands:
Investor Relations	Media Relations
Amie Preston	Tammy Roberts Myers
(614) 415-6704	(614) 415-7072
apreston@limitedbrands.com	extcomm@limitedbrands.com

LIMITED BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
THIRTEEN WEEKS ENDED JULY 28, 2012 AND JULY 30, 2011
(Unaudited)
(In thousands except per share amounts)

	2012	2011
Net Sales	$2,399,095	$2,458,135
Cost of Goods Sold, Buying & Occupancy	(1,456,621)	(1,556,037)
Gross Profit	942,474	902,098
General, Administrative and Store Operating Expenses	(637,136)	(708,565)
Operating Income	305,338	193,533
Interest Expense	(79,526)	(64,260)
Other (Expense) Income	3,747	146,749

Income Before Income Taxes	229,559	276,022
Provision for Income Taxes	85,910	44,828

Net Income	$143,649	$231,194

Net Income Per Diluted Share	$0.49	$0.73

Weighted Average Shares Outstanding	296,030	314,800

LIMITED BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
THIRTEEN WEEKS ENDED JULY 28, 2012 AND JULY 30, 2011
(Unaudited)
(In thousands except per share amounts)

	2012			2011

	Reported	Adjustments	Adjusted	Reported	Adjustments	Adjusted
Net Sales	$2,399,095	$—	$2,399,095	$2,458,135	$—	$2,458,135
Cost of Goods Sold, Buying & Occupancy	(1,456,621)	2,800	(1,453,821)	(1,556,037)	—	(1,556,037)
Gross Profit	942,474	2,800	945,274	902,098	—	902,098
General, Administrative and Store Operating Expenses	(637,136)	800	(636,336)	(708,565)	113,428	(595,137)
Operating Income	305,338	3,600	308,938	193,533	113,428	306,961
Interest Expense	(79,526)	—	(79,526)	(64,260)	—	(64,260)
Other (Expense) Income	3,747	—	3,747	146,749	(147,053)	(304)

Income Before Income Taxes	229,559	3,600	233,159	276,022	(33,625)	242,397
Provision for Income Taxes	85,910	—	85,910	44,828	46,850	91,678

Net Income	$143,649	$3,600	$147,249	$231,194	$(80,475)	$150,719

Net Income Per Diluted Share	$0.49		$0.50	$0.73		$0.48

Weighted Average Shares Outstanding	296,030		296,030	314,800		314,800

See Notes to Consolidated Statements of Income and Reconciliation of Adjusted Results for additional information.

LIMITED BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
TWENTY-SIX WEEKS ENDED JULY 28, 2012 AND JULY 30, 2011
(Unaudited)
(In thousands except per share amounts)

	2012	2011
Net Sales	$4,552,879	$4,675,152
Cost of Goods Sold, Buying & Occupancy	(2,708,442)	(2,931,326)
Gross Profit	1,844,437	1,743,826
General, Administrative and Store Operating Expenses	(1,245,873)	(1,333,470)
Operating Income	598,564	410,356
Interest Expense	(157,318)	(118,928)
Other (Expense) Income	1,438	233,237

Income Before Income Taxes	442,684	524,665
Provision for Income Taxes	174,477	128,300

Net Income	$268,207	$396,365

Net Income Per Diluted Share	$0.90	$1.23

Weighted Average Shares Outstanding	298,634	321,636

LIMITED BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
TWENTY-SIX WEEKS ENDED JULY 28, 2012 AND JULY 30, 2011
(Unaudited)
(In thousands except per share amounts)

	2012			2011

	Reported	Adjustments	Adjusted	Reported	Adjustments	Adjusted
Net Sales	$4,552,879	$—	$4,552,879	$4,675,152	$—	$4,675,152
Cost of Goods Sold, Buying & Occupancy	(2,708,442)	2,800	(2,705,642)	(2,931,326)	—	(2,931,326)
Gross Profit	1,844,437	2,800	1,847,237	1,743,826	—	1,743,826
General, Administrative and Store Operating Expenses	(1,245,873)	800	(1,245,073)	(1,333,470)	163,428	(1,170,042)
Operating Income	598,564	3,600	602,164	410,356	163,428	573,784
Interest Expense	(157,318)	—	(157,318)	(118,928)	—	(118,928)
Other (Expense) Income	1,438	—	1,438	233,237	(233,478)	(241)

Income Before Income Taxes	442,684	3,600	446,284	524,665	(70,050)	454,615
Provision for Income Taxes	174,477	—	174,477	128,300	45,765	174,065

Net Income	$268,207	$3,600	$271,807	$396,365	$(115,815)	$280,550

Net Income Per Diluted Share	$0.90		$0.91	$1.23		$0.87

Weighted Average Shares Outstanding	298,634		298,634	321,636		321,636

See Notes to Consolidated Statements of Income and Reconciliation of Adjusted Results for additional information.

LIMITED BRANDS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED STATEMENTS OF INCOME AND
RECONCILIATION OF ADJUSTED RESULTS
(Unaudited)

The “Adjusted Results” provided in the attached unaudited Consolidated Statements of Income and Reconciliation of Adjusted Results are non-GAAP financial measures and reflect the following:

Fiscal 2012

In the second quarter of 2012, adjusted results exclude the following:

•	$3.6 million ($3.6 million net of tax) of store closure costs at La Senza.

In the first quarter of 2012, there were no adjustments to results.

Fiscal 2011

In the second quarter of 2011, adjusted results exclude the following:

•
A $147.1 million non-taxable gain, included in other income and expense, and associated pre-tax expense of $113.4 million, included in general, administrative and store operating expenses, associated with our charitable contribution of Express, Inc. common stock to The Limited Brands Foundation.

In the first quarter of 2011, adjusted results exclude the following:

•	An $86.4 million pre-tax gain ($55.6 million net of tax), included in other income and expense, related to the sale of shares of Express, Inc. common stock.

•	A $50.0 million pre-tax expense ($31.2 million net of tax), included in general, administrative and store operating expenses, related to a pledge to The Limited Brands Foundation.

•	An $11.0 million tax benefit primarily related to the favorable resolution of certain discrete income tax matters.

The Unaudited Adjusted Consolidated Statements of Income should not be construed as an alternative to the reported results determined in accordance with generally accepted accounting principles. Further, the Company's definition of adjusted income information may differ from similarly titled measures used by other companies. While it is not possible to predict future results, management believes the adjusted information is useful for the assessment of the ongoing operations of the Company. The Unaudited Adjusted Consolidated Statements of Income should be read in conjunction with the Company's historical financial statements and notes thereto contained in the Company's quarterly reports on Form 10-Q and annual report on Form 10-K.